UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2004

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 654 — 999 Canada Place
Vancouver, BC, Canada	V6C 3E1
(Address of Principal Executive Office)	(Zip Code)

(604) 688-8323

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 11, 2004 Ivanhoe Energy Inc. (the “Company”), a corporation incorporated under the laws of the Yukon Territory, Ivanhoe Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of the Company, and Ensyn Group, Inc. (“Ensyn”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Ensyn (the “Merger”) and all of the issued and outstanding shares of Ensyn common stock will be converted into the right to receive cash and common shares without par value of the Company.

The Company has agreed to pay US$10 million in cash and issue Ivanhoe common stock (“Merger Shares”) in exchange for all of the issued and outstanding shares of Ensyn common stock and all unissued shares of Ensyn common stock issuable upon the future exercise of any purchase warrants that remain unexercised when the Merger takes effect. The number of Merger Shares issued will be the greater of: (i) 30,000,000 or (ii) the quotient obtained by dividing US$75 million by the weighted average of the closing prices of Ivanhoe common stock on the NASDAQ Small Cap Market over a period of ten consecutive trading days determined five business days prior to the scheduled date of a special meeting of the stockholders of Ensyn at which their approval of the Merger will be sought.

A portion of the total number of Merger Shares issued will be deposited and held in an escrow fund (the “Indemnity Escrow Fund”) to secure certain obligations on the part of the Ensyn stockholders to indemnify the Company for damages arising from breaches of warranties and covenants under, and other circumstances more particularly described in, the Merger Agreement. Subject to any prior claims by the Company for indemnification, one-half of the Merger Shares in the Indemnity Escrow Fund will be released to the Ensyn stockholders as of (i) the date that the Company, Ensyn or any of their affiliates enters into a definitive agreement with an unaffiliated third party (which for these purposes shall include a joint venture between or among any of the foregoing persons and an unaffiliated third party that has at least a 10% economic interest in the joint venture) for the construction or use of an RTP™ Plant, (ii) the date that the Company or any of its affiliates commences construction or use of an RTP™ Plant or (iii) the second anniversary of the closing date of the Merger, whichever is earlier. The balance of the Merger Shares in the Indemnity Escrow Fund will be released, subject to any prior claims by the Company for indemnification, as of (i) the second anniversary of the date that the Company, Ensyn or any of their affiliates (post-closing) enters into a definitive agreement with an unaffiliated party (as defined above) for the construction or use of an RTP™ Plant, (ii) the second anniversary of the date that the Company or any of its affiliates commences construction or use of an RTP™ Plant, (iii) the date that the Company, Ensyn or any of their affiliates (post-closing) enters into a definitive agreement with an unaffiliated third party (as defined above) for the construction or use of a second RTP™ Plant, provided that such date does not occur prior to the first anniversary of the closing date of the Merger, (iv) the date that the Company or any of its affiliates commences construction of a second RTP™ Plant, provided that such date does not occur prior to the first anniversary of the closing date of the Merger, or (v) the third anniversary of the closing date of the Merger, whichever is earlier.

Ensyn currently uses the Technology in two ways: a biomass process that transforms wood and other organic material into bio-fuels, resins and other products (the “Renewables Business”) and a petroleum process that upgrades heavy oil and bitumen, into lighter, less viscous petroleum products (the “Petroleum Business”). The Merger Agreement provides that Ensyn will use commercially reasonable efforts to distribute to its stockholders, by way of a dividend prior to the Merger taking effect, all of the issued and outstanding shares of a newly formed wholly-owned subsidiary that, prior to such distribution, will indirectly own and operate the Renewables Business. Ensyn will retain the Petroleum Business when it becomes a wholly-owned subsidiary of the Company pursuant to the Merger. Upon the Merger taking effect, the company that owns and operates the Renewables Business and Ensyn will thereafter share the intellectual property rights in the Technology through a series of cross-licensing and non-competition arrangements.

The Company and Ensyn have agreed to apply for a hearing by the California Commissioner of Corporations to consider the fairness of the terms and conditions of the Merger Agreement (the “Fairness Hearing”) pursuant to the California Corporate Securities Law of 1968. If, within sixty days of applying for the Fairness Hearing, the parties have not obtained a permit (the “Permit”) approving the fairness of the Merger Agreement, the Company has agreed to use reasonable commercial efforts to register the Merger Shares pursuant to a registration statement on Form F-4 filed with the United States Securities and Exchange Commission (the “Registration Statement”).

Upon the implementation of the Merger, two individuals designated by Ensyn will be appointed to the Company’s board of directors. The Company has agreed to use its reasonable best efforts to nominate Ensyn’s designees for re-election to the Company’s board of directors annually for at least five years.

The respective obligations of the parties to consummate the Merger are subject to a number of conditions precedent customary in similar transactions. These conditions include the issuance of the Permit or, failing such issuance, the effectiveness of the Registration Statement, approval of the Merger Agreement by a majority of the votes cast by the Ensyn stockholders at a special meeting to be convened for that purpose, acceptance by the Toronto Stock Exchange (“TSX”) of the requisite notice by the Company of the proposed issuance of the Merger Shares and, if the number of Merger Shares to be issued, together with any other common shares of the Company issued or issuable pursuant to any private placement equity financing transactions undertaken by the Company in connection with the Merger, exceeds the maximum number of common shares that the Company would be permitted to issue without shareholder approval under the applicable rules of TSX or the NASDAQ Small-Cap Market, approval of the Merger Agreement by a majority of the votes cast by the Company’s shareholders at a special meeting to be convened for that purpose.

Robert M. Friedland, the Company’s Deputy Chairman and the holder of approximately 28% of the Company’s outstanding common shares, has entered into a Voting Agreement with the Company and Ensyn pursuant to which he has agreed to vote all of his common shares of the Company in favor of the Merger provided that the number of Merger Shares to be issued does not exceed 42,300,000. A copy of the Voting Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Company’s obligation to effect the Merger is also subject to Ensyn’s Technology-equipped commercial demonstration facility in California having satisfied certain technical performance requirements and criteria provided for in the Merger Agreement. This condition will be satisfied when the Company receives reports from certain third party technical consultants confirming that the facility has met the requisite requirements and criteria.

Either the Company or Ensyn may elect to terminate the Merger Agreement if the Merger has not been consummated by May 15, 2005, subject to an extension of up to sixty days in certain circumstances more particularly described in the Merger Agreement.

The description of the proposed Merger in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. There can be no assurance that the transactions contemplated by the Merger Agreement will be consummated.

Section 3 — Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Merger, and in exchange for all of the issued and outstanding shares of Ensyn common stock and all unissued shares of Ensyn common stock issuable upon the future exercise of any purchase warrants that remain unexercised when the Merger takes effect, the Company will issue that number of Merger Shares equal to the greater of: (i) 30,000,000 or (ii) the quotient obtained by dividing US$75 million by the weighted average of the closing prices of Ivanhoe common stock on the NASDAQ Small Cap Market over a period of ten consecutive trading days determined five business days prior to the scheduled date of a special meeting of the stockholders of Ensyn at which their approval of the Merger will be sought.

If the Fairness Hearing is held and results in the issuance of the Permit, the Fairness Hearing will constitute the basis for the Company’s reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933 in issuing the Merger Shares to the Ensyn stockholders.

Section 8 — Other Events

Item 8.01. Other Events.

On December 13, 2004 the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished herewith as Exhibit 99.2.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibits

2.1	Agreement and Plan of Merger dated December 11, 2004 by and among the Company, Ivanhoe Merger Sub, Inc. and Ensyn Group, Inc.

99.1	Voting Agreement dated December 11, 2004 by and among the Company, Ensyn Group, Inc. and Robert M. Friedland

99.2	Press Release dated December 13, 2004 announcing the execution of the Merger Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IVANHOE ENERGY INC.

Date: December 15, 2004	By:	/s/ Gordon Lancaster

Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
2.1	Agreement and Plan of Merger dated December 11, 2004 by and among the Company, Ivanhoe Merger Sub, Inc. and Ensyn Group, Inc.

99.1	Voting Agreement dated December 11, 2004 by and among the Company, Ensyn Group, Inc. and Robert M. Friedland

99.2	Press Release dated December 13, 2004 announcing the execution of the Merger Agreement